                                                                     EXHIBIT 8-A

                   [Weil, Gotshal & Manges LLP Letterhead]

                                     May 4, 1998

U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

Ladies and Gentlemen:

          We have acted as counsel to U S WEST, Inc., a Delaware corporation ("U S WEST"), U S WEST Capital Funding, Inc. ("Capital Funding"), a Colorado corporation and a wholly-owned subsidiary of U S WEST, MediaOne Group Funding, Inc., a Delaware corporation and wholly-owned subsidiary of U S WEST, U S WEST Financing I, a Delaware business trust, U S WEST Financing II, a Delaware business trust, MediaOne Finance Trust I, a Delaware business trust, and MediaOne Finance Trust II, a Delaware business trust, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4, as amended to the date hereof, filed with the Commission (the "Registration Statement") under the Securities Act of 1933, as amended, and of the Prospectus forming a part of the Registration Statement (the "Prospectus") with respect to Capital Funding's offer (i) to holders of 7.96% Trust Originated Preferred Securities of U S WEST Financing I to exchange such securities for Trust Originated Preferred Securities of MediaOne Finance Trust I or cash and (ii) to holders of 8.25% Trust Originated Preferred Securities of U S WEST Financing II to exchange such securities for Trust Originated Preferred Securities of MediaOne Finance Trust II or cash. All capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the Registration Statement.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the draft of the Amended and Restated Declaration of Trust of MediaOne Finance Trust I and the draft of the Amended and Restated Declaration of Trust of MediaOne Finance Trust II (collectively, the "Declarations"), the draft form of New Preferred Securities and New Common Securities, and the draft form of the New Indenture, the New Common Securities Guarantees, the New Debt Guarantees, the New Preferred Securities Guarantees and the Proposed Amendments (collectively, the "Agreements"). In addition, we have examined

May 4, 1998
Page 2

originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives of U S WEST, MediaOne Finance Trust I and MediaOne Finance Trust II as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures to be submitted to us, the authenticity of all documents to be submitted to us as originals, the conformity to original documents of documents to be submitted to us as certified or photostatic copies and the authenticity of the original of such latter documents. We have further assumed (i) that the Declarations, the Proposed Amendments and the New Preferred Securities as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the draft forms thereof examined by us, (ii) full and timely compliance by all parties to the Agreements with the terms thereof (without waiver or amendment of any of the terms thereof) and (iii) that the Agreements will constitute all the agreements, arrangements and understandings among the parties thereto with respect to the transactions contemplated therein and to the New Preferred Securities and any non-tendered Old Preferred Securities and that the representations and warranties contained therein are true.

          The terms of the Agreements and the New Preferred Securities are incorporated herein by reference.

          Based on the foregoing, it is our opinion that the discussion contained in the Registration Statement, under the caption "Certain Federal Income Tax Consequences," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, represents the material United States federal income tax consequences to the holders of Old Preferred Securities of the offers and the MediaOne Debt Assumption and the ownership and disposition of New Preferred Securities and of Old Preferred Securities not tendered in the Offers.

          The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to matters not specifically covered by the foregoing opinion or as to the effect

May 4, 1998
Page 3

on the matters covered by this opinion of the laws of any other jurisdiction. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, facts or documents on which this opinion is based, or an inaccuracy in any of the assumptions, representations or warranties upon which we have relied in rendering this opinion.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus.


                                        Very truly yours,


                                        /s/ Weil, Gotshal & Manges LLP